                                                                    Exhibit 99.1

Contact: John Batelli
     Director, Investor Relations
     510.618-3631


                             THE NORTH FACE, INC.
                     FILES ITS ANNUAL REPORT ON FORM 10-K

CARBONDALE, Colo., May 7, 1999/PRNewsire/ - The North Face, Inc (Nasdaq: TNFI-
E), announced today that it has filed with the Securities and Exchange Commission its annual report on Form 10-K for the year ended December 31, 1998 which includes the Company's audited financial statements for 1998. The Company had previously announced that it was experiencing delays in making this filing because the annual audit by the Company's independent auditors, Deloitte & Touche, LLP was not complete. In addition, the Company announced that it has filed an amended 10-K for 1997 which includes restated financial statements for 1997, as well as an amended 10-Q for each of the first three quarters of 1998. The Company currently expects to file its 10-Q for the first quarter of 1999 by May 24, 1999.

     The Company's 1998 financial statements reflect a reduction in revenue from $263.3 million to $247.1 million, a reduction in net income from $9.5 million to $3.6 million, and a reduction of earnings per share from $0.76 cents to $0.29 cents from the results announced in the Company's 1998 earnings release issued on January 29, 1999. Excluding charges for facility closure, relocation and realignment, 1998 net income was reduced from $13.8 million to $8.1 million, and earnings per share was reduced from $1.11 cents to $0.65 cents. The Company's restated 1997 financial statements reflect a reduction in revenue from $208.4 million to $203.2 million, a reduction in net income from $11.1 million to $8.0 million, and a reduction of earnings per share from $0.96 cents to $0.69 cents from the results reported in the Company's 1997 10-K filed with the SEC on March 6, 1998.

     The restatements for each of the periods reflect three primary categories of adjustments affecting the income statement: (1) the reversal of revenues previously recognized which were associated with sales to two distributors because sales accounting was not consistent with certain terms of those transactions which were designed to avoid distribution into inappropriate channels and preserve The North Face brand. The reversal of this revenue lowered pre-tax earnings by $3.1 million in 1997 and $6.0 million in 1998; (2) the write-off of capitalized and previously incurred costs to expense in order to more appropriately reflect the future value of those costs. These write-offs, primarily related to capitalized system implementation costs, lowered pre-tax earnings by $1.8 million in 1997 and $1.0 million in 1998; and (3) increases in accrued expenses, which reduced pre-tax earnings in 1997 by $0.3 million and $2.7 million in 1998. Additional details regarding the amounts of the restatements are summarized below.

     The Company's 1998 results reflect annual sales growth of 21.6% from the previous year, which includes 20.3% growth in wholesale sales and 27.8% growth in Company owned retail and outlet stores. Gross margin was 45.3%, a decrease of 20 basis points compared to 1997. Excluding charges for facility closure, relocation and realignment, operating cash flow or EBITDA for 1998 was $25.7 million as compared to $20.4 million for 1997, an increase of 25.8%.

     Jim Fifield, President and Chief Executive Officer, commented, "this has been a difficult period in the Company's history. We know that the shareholders have been frustrated by the lack of information and by the inability to trade in the Company's stock. While these restatements are troubling, we do not believe they diminish the strength of The North Face brand or our ability to achieve our long range plan of broadening our product line, expanding our distribution and improving our profit margins and cash flow. The difficult winter of 1998/1999 and the turmoil surrounding the events of the past months has negatively impacted the Company in the short term. While we continue to believe that we have good prospects ahead for the full-year 1999, we will report a loss for the first quarter of 1999. These results will be significantly lower than analysts' expectations."

     Mr. Fifield also stated that "the Company has taken steps to improve sales and profitability over the balance of 1999, and it is our objective to achieve overall growth of over 20% in sales and over 30% in net income, excluding non-recurring charges, with a goal of earnings per share of $1.00 for the year. We are pleased to report that Fall 1999 preseason sales growth is expected to exceed 25% as the demand for the Company's products continues to grow. The strength of the brand is further supported by comparative store growth in our full priced retail stores of 11.2%, outlet stores of 27.8%, and a combined 16.3% comparative store growth rate through March 1999. In addition, the introduction of The North Face rugged footwear, which launched in March 1999, has met expectations."

     The Company also announced today that its Transaction Agreement with Leonard Green & Partners, L.P. is in full force and effect although Leonard Green & Partners has informed the Company that they are reevaluating the transactions contemplated by the Transaction Agreement. The Company previously announced that it had entered into a Transaction Agreement with Leonard Green & Partners pursuant to which Leonard Green & Partners would acquire the Company.

Quote for reference ticker symbols: TNFIE

     Statements included in this press release which are not historical in nature, are intended to be, and are hereby identified as, "forward-looking statements" for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended by Public Law 104-67. Specifically, the statements relating to the Company's expected 10-Q filing for the first quarter of 1999, the Company's ability to achieve its long range plan, the Company's prospects for 1999, the Company's projected results for the first quarter of 1999, the Fall 1999 preseason sales growth, and improvement of profitability in 1999 are forward-looking statements. The Company cautions readers that actual results or events may differ from those indicated in the forward-looking statements as a result of the Company's inability to prepare the financial information required to be disclosed in the 1999 first quarter 10-Q on a timely basis, the decline in demand for the Company's products, material increases in the Company's costs relative to its revenues, weather that is warmer than usual, lower than expected margins, or the loss of services of any key executive or director.

                             THE NORTH FACE, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands except per share amounts)
                                   Restated
                                                                1998                        1997
                                                        PREVIOUSLY                PREVIOUSLY
                                                       REPORTED (A)  RESTATED    REPORTED (B)  RESTATED
                                                     ------------------------    ------------------------
Net Sales                                                 $263,323    247,096     $    208,403    203,247
Cost of Sales                                              143,225    135,134          113,339    110,764
                                                     ------------------------    ------------------------
Gross Profit                                               120,098    111,962           95,064     92,483
Gross Profit Percent                                          45.6%      45.3%            45.6%      45.5%

Operating Expenses                                          92,845     93,897           73,720     76,350
Facility Closure, Relocation                                                                 -          -
   and Realignment Expenses                                  6,954      7,379                -          -
                                                     ------------------------    ------------------------
Operating Income                                            20,299     10,686           21,344     16,133

Interest Expense                                            (5,244)    (4,907)          (2,238)    (2,238)
Other Income (Expense), net                                    425         64             (749)      (749)
                                                     ------------------------    ------------------------

Income Before Provision for Income Taxes                    15,480      5,843           18,357     13,146

Provision for Income Taxes                                  (5,960)    (2,251)          (7,250)    (5,191)
                                                     ------------------------    ------------------------

Net Income Including Facility Closure Charges
 and Relocation and Realignment Expenses                  $  9,520      3,592     $     11,107      7,955
                                                     ========================    ========================

Net Income Excluding Facility Closure Charges
 and Relocation and Realignment Expenses                  $ 13,797      8,130     $     11,107      7,955
                                                     ========================    ========================

Weighted Average Shares Outstanding - Diluted               12,483     12,485           11,578     11,578

Net Income Per Share - Diluted:
Including Facility Closure Charges
 and Relocation and Realignment Expenses                  $   0.76       0.29     $       0.96       0.69
Excluding Facility Closure Charges
 and Relocation and Realignment Expenses                  $   1.11       0.65     $       0.96       0.69


(a) As reported on January 29, 1999, "Fourth Quarter 1998 Earnings Release"
(b) As reported in 1997 Form 10-K filed with the SEC on March 6, 1998


                                             SELECTED BALANCE SHEET DATA
                                                    (In thousands)
                                                       Restated

                                                     December 31
                                     ------------------------------------------
                                              1998                 1997
                                     ------------------------------------------
Cash and cash equivalents                   $ 13,452                      4,511
Trade accounts receivable, net                71,460                     48,745
Inventories                                   57,457                     46,682
Working Capital                               68,546                     61,995
Total Assets                                 232,644                    167,449
Accounts payable, accrued expenses &
 other current liabilities                    40,463                     30,232
Current portion of long-term debt &
 obligations under capital leases             55,910                     25,734
Long-term debt & obligations under             5,360                      5,177
 leases
Total stockholders equity                    123,210                    100,141

                                                       THE NORTH FACE, INC.
                                            Summary of 1997 and 1998 Audit Adjustments
                                                   CHANGES TO FINANCIAL RESULTS
                                          (Dollars in millions, except per share amounts)

                                                        1997                                            1998
                                                  OPERATING      NET                             OPERATING
                                    REVENUE        INCOME       INCOME   EPS ($)      REVENUE     INCOME      NET INCOME   EPS ($)
                                  -------------------------------------------------  --------------------------------------------
Reported - including
 non-recurring charges               $208.4          21.3        11.1      0.96         $263.3       20.3          9.5      0.76

REPORTED - EXCLUDING
  non-recurring charges              $208.4          21.3        11.1      0.96         $263.3       27.3         13.8      1.11

AUDIT ADJUSTMENTS

REVENUE REVERSAL
Wholesale distributor                     -             -           -         -           (9.3)      (4.1)        (2.5)   (0.20)
Barter transaction                     (5.2)         (3.1)       (1.9)    (0.16)          (0.9)      (1.9)        (1.2)   (0.10)
   Total - revenue reversals           (5.2)         (3.1)       (1.9)    (0.16)         (10.2)      (6.0)        (3.7)   (0.30)

WRITE-OFF OF CAPITALIZED COSTS
Includes information system
projects, product
development & other                       -          (1.8)       (1.1)    (0.09)             -       (1.0)        (0.6)   (0.05)

INCREASES IN ACCRUED EXPENSES
Includes credit memos,
warranty & severance costs                -          (0.3)       (0.1)    (0.02)          (2.6)      (2.7)        (1.7)   (0.14)

OTHER ADJUSTMENTS
La Sportiva de-consolidation              -             -           -         -           (3.5)         -            -        -
Other                                     -             -           -         -            0.1        0.1          0.1     0.02
   Total                                  -             -           -         -           (3.4)       0.1          0.1     0.02


TOTAL ADJUSTMENTS *                    (5.2)         (5.2)       (3.1)    (0.27)          16.2       (9.6)        (5.9)   (0.47)

Restated - including
 non-recurring charges               $203.2          16.1         8.0      0.69         $247.1       10.7          3.6     0.29

RESTATED - EXCLUDING
 non-recurring charges               $203.2          16.1         8.0      0.69         $247.1       18.1          8.1     0.65


* Includes $0.4 million pre-tax adjustment to non-recurring charges in 1998